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                          DAVIS, GRAHAM & STUBBS LLP
                        A LIMITED LIABILITY PARTNERSHIP
                               ATTORNEYS AT LAW

                                  SUITE 4700
                            370 SEVENTEENTH STREET
                            DENVER, COLORADO 80202

                                MAILING ADDRESS
                              POST OFFICE BOX 185
                          DENVER, COLORADO 80201-0185

              TELEPHONE 303-892-9400     TELEX 413726 DGS DVR UD
              FACSIMILE 303-893-1379      CABLE DAVGRAM, DENVER


                                 June 10, 1998




Financial Investors Trust
370 17th Street, Suite 3100
Denver, Colorado 80202


     Re:  Prime Money Market Fund, a series of Financial Investors Trust


Gentlemen and Ms. Anstine:

     We have acted as counsel to Financial Investors Trust, a Delaware business trust (the "Trust"), and are providing this opinion in connection with the registration by the Trust of shares of beneficial interest, no par value (the "Shares"), of the Prime Money Market Fund, a series of the Trust, described in Post-Effective Amendments Nos. 10 and 12 to the Registration Statement on Form N-1A of the Trust (1933 Act File No. 33-72424; 1940 Act File No. 811-8194), as filed with the Securities and Exchange Commission (the "Registration Statement").

     In such connection, we have examined the Trust's Trust Instrument and Bylaws, the proceedings of its Trustees relating to the authorization, issuance and proposed sale of the Shares, and considered such other records and documents and such factual and legal matters as we deemed appropriate for purposes of this opinion.

     Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when sold as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable Shares of the Trust.

     We hereby consent to all references to this firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the references to our firm in the Registration Statement, we have not certified any part of the Registration Statement and

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June 10, 1998
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do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Sincerely,

                                        /s/ Davis, Graham & Stubbs LLP

                                        Davis, Graham & Stubbs LLP